UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures contained in Item 5.02 of this Report regarding the Consulting Agreement and the issuance of the Shares are incorporated herein by reference in response to this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2013, Jeffrey Mahl resigned from his position as President of Grandparents.com, Inc. (the “Company”), which resignation was made effective as of May 22, 2013 (the “Effective Date”).

The Company entered into a Resignation and Release Agreement with Mr. Mahl, dated as of June 7, 2013 (the “Resignation Agreement”). Under the terms of the Resignation Agreement, Mr. Mahl agreed to a general release, in favor of the Company, for all claims, disputes or disagreements arising out of his employment with the Company. The Resignation Agreement also provides that Mr. Mahl shall not (i) for a period of one year following the Effective Date, engage or otherwise participate in any manner or fashion in any organization or entity whose business is providing benefits to the 50+ age demographic, (ii) for a period of two years following the Effective Date, engage or otherwise participate in any manner or fashion in any business competitive to Grand Card LLC including, without limitation, any business that issues, handles, or manages rebates or discounts through debit or credit cards or (iii) for a period of one year following the Effective Date, solicit or attempt to solicit for employment any employee of the Company or its affiliates on behalf of any business that is in competition with the Company or its affiliates. The Resignation Agreement also requires Mr. Mahl to maintain the confidentiality of any non-public information relating to the Company’s business (subject to certain exceptions) and to not knowingly directly or indirectly make or publish any statement or comment that is negative, disparaging, defamatory or critical of the Company, its affiliates, or their respective officers, directors or employees. In consideration for the general release and the foregoing agreements by Mr. Mahl, and under the terms of the Resignation Agreement, the Company agreed to accelerate the unvested portions of Mr. Mahl’s outstanding stock options held by him as of the Effective Date, which unvested portions consisted of an aggregate of 175,876 shares of the Company’s common stock. The Resignation Agreement also provides that Mr. Mahl is permitted to exercise such stock options any time within three years of the Effective Date.

In addition, the Company entered into a Consulting Agreement with Mr. Mahl, dated as of June 7, 2013 (the “Consulting Agreement”) pursuant to which Mr. Mahl has agreed to provide certain consulting and transition services to the Company for a period of three months from June 7, 2013, unless earlier terminated in accordance with the Consulting Agreement. In consideration for such services, and under the terms of the Consulting Agreement, the Company agreed to issue 198,172 restricted shares of its common stock to Mr. Mahl (the “Shares”).

The foregoing descriptions of the terms of the Resignation Agreement and Consulting Agreement do not purport to be complete and are qualified in their entireties by reference to copies of the Resignation Agreement and Consulting Agreement filed with this Current Report on Form 8-K (this “Report”) as Exhibits 10.1 and 10.2, respectively, and which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Resignation and Release Agreement, dated June 7, 2013
10.2	Consulting Agreement, dated June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2013	GRANDPARENTS.COM, INC.

	By:	/s/ Steven Leber
Steven Leber
Co-Chief Executive Officer